Exhibit 32.1

Certification of Chief Executive Officer
and Chief Financial Officer
Pursuant to Section 13a-14(b) of the Securities Exchange Act of 1934
and 18 U.S.C. Section 1350

In connection with the Quarterly Report of Dialysis Corporation of America (the “Company”) on Form
10-Q for the second quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Stephen W. Everett, President and Chief Executive Officer of the Company, and Andrew Jeanneret, Vice President of Finance and Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

/s/ Stephen W. Everett
STEPHEN W. EVERETT, President and Chief
Executive Officer

/s/ Andrew Jeanneret
ANDREW JEANNERET, Vice President, Finance and
Chief Financial Officer

Dated: August 8, 2008

It is not intended that this statement be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section; and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.